Exhibit 99.1

Methode Electronics Announces CEO Transition

Kevin Nystrom Appointed Interim Chief Executive Officer

Mark Schwabero Appointed Vice Chairman of the Board

Chicago, IL – May 6, 2024 – Methode Electronics, Inc. (NYSE: MEI), a leading global supplier of custom-engineered solutions for user interface, LED lighting system and power distribution applications, announced today that Kevin Nystrom, a partner and managing director at AlixPartners LLP, has been appointed interim CEO, effective immediately. The company has previously disclosed its ongoing engagement with AlixPartners for various consulting services, including cost reduction and financial advisory.

Mr. Nystrom succeeds Avi Avula, who resigned from his position as President and Chief Executive Officer. Methode's Board of Directors, with the assistance of executive search firm Spencer Stuart, has initiated a search to identify a permanent CEO.

The Methode Board also announced the appointment of Mark Schwabero, current director and former Chairman, Chief Executive Officer and Director of Brunswick Corporation, as Vice Chairman of the Board, effective immediately. In this role, Mr. Schwabero will work closely with Mr. Nystrom to provide counsel and support the execution of the Company’s strategic and operational initiatives until a permanent successor has been appointed. The company’s former President and Chief Executive Officer, Donald W. Duda, remains a strategic consultant to Methode through January 2025 and will continue to provide support during the transition period.

Walter J. Aspatore, Chairman of the Methode Board, said, “The Board will work diligently to undertake a comprehensive and timely search to identify a permanent CEO. As we move forward with that process, we are pleased that Kevin will take on the interim role. He brings deep financial management and operational experience to Methode. Since joining the Board in 2019, Mark has demonstrated outstanding leadership and provided critical expertise relevant to Methode’s business. Given Mark’s significant public company CEO experience, we are grateful he is taking on this expanded role to support Kevin.”

“As the Board conducts its thorough yet expeditious search for a permanent CEO, my priority will be to work closely with Kevin to advance the ongoing review of our operations, costs and portfolio with the aim of restoring profitability and strengthening our foundation to drive growth and shareholder value creation,” said Mr. Schwabero.

Mr. Nystrom said, “I look forward to joining Methode and leveraging my experience to advance the initiatives already underway, including driving operational efficiencies across the business.”

About Kevin Nystrom

Mr. Nystrom has more than 25 years of experience in restructuring and financial management. He has held management roles and advised companies, boards of directors, investor groups, and lenders in a wide range of turnaround and reorganization situations. His operational experience covers numerous industries, including mining, manufacturing, distribution, financial services, professional services, transportation, telecommunications, and real estate. Prior to joining AlixPartners, he was a managing director at Zolfo Cooper and executive vice president and chief financial officer (CFO) of National Mortgage Corporation and CFO of publicly held real estate investment trusts at Asset Investors Corporation and Commercial Assets, Inc.

Mr. Nystrom has served in numerous interim management positions, including as chief executive officer (CEO) for iAero Holdings, an airline; CEO of Boomerang Tube, an offshore-transmission-coordination-group pipe manufacturer; chief restructuring officer (CRO) of Blackhawk Mining, a coal mining company; and chief operating officer (COO) of Hawaiian Telcom, the 10th-largest US telecommunications utility.

Mr. Nystrom has a Bachelor of Arts in accounting from the University of South Dakota and is a member of the American Institute of CPAs.

About Methode Electronics, Inc.

Methode Electronics, Inc. (NYSE: MEI) is a leading global supplier of custom-engineered solutions with sales, engineering and manufacturing locations in North America, Europe, Middle East and Asia. We design, engineer, and produce mechatronic products for OEMs utilizing our broad range of technologies for user interface, LED lighting system, power distribution and sensor applications.

Our solutions are found in the end markets of transportation (including automotive, commercial vehicle, e-bike, aerospace, bus, and rail), cloud computing infrastructure, construction equipment, and consumer appliance. Our business is managed on a segment basis, with those segments being Automotive, Industrial, and Interface.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect, when made, our current views with respect to the matters addressed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to our operations and business environment, which may cause our actual results to be materially different from any future results, expressed or implied, by such forward-looking statements. All statements that address future operating, financial or business performance or our strategies or expectations, including expectations relating to our executive search process and our review of our operations, costs and portfolio, are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, risks associated with our leadership turnover, the effectiveness or outcome of cost reduction and process improvement measures, risks relating to conducting global operations and other factors discussed in our Annual Report on Form 10-K for the fiscal year ended April 29, 2023, in particular those discussed under Part I, Item 1A (Risk Factors) of such report, and in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statements made by us speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

For Methode Electronics, Inc.

Robert K. Cherry

Vice President Investor Relations

rcherry@methode.com

708-457-4030